Biozoom Exercises Purchase Option Under Joint Venture Agreement With Spectroscopic Technology Developer, Opsolution

Biozoom to fund Opsolution's continuing research and development, and is assigned rights to all current and future intellectual property.

AGOURA HILLS, Calif., June 14, 2013 /PRNewswire/ -- Biozoom (OTC QB: BIZM) exercised its option, under a joint venture agreement, to acquire 19.9% of Opsolution, a research and development company dedicated to advancing spectroscopic technology.  Pursuant to the joint venture between the two companies, Opsolution assigned to Biozoom all of its rights to Opsolution's future intellectual property, whether developed or acquired, including licenses and royalty rights. In exchange, Biozoom agreed to fund Opsolution's ongoing research and development activities by matching certain grant funds awarded to Opsolution by the German government.  Under Biozoom's asset purchase agreement with Opsolution, executed in parallel with the joint venture, Biozoom acquired all of Opsolution's existing tangible and non-tangible assets.

"Both companies can concentrate on what they do best," said Hardy Hoheisel, CEO of Biozoom. "Opsolution can focus on the R & D, while Biozoom aggressively pursues large-scale sales opportunities and relationships with distribution partners in the health and wellness industry."

The joint venture agreement gives Biozoom access to intellectual property and patents as they are developed and acquired. "Opsolution is conducting the research that we hope will enable our next generation Biozoom scanner to measure common medical values, including cholesterol and blood sugar levels. We believe this will lead to wide adoption by the healthcare community when the new scanner is perfected," said Hoheisel.

Opsolution developed the ground-breaking technology to miniaturize laboratory-quality spectroscopy, enabling the creation of Biozoom's mobile handheld device. This miniaturization was based on collaboration with one of the world's leading optical engineering companies, Carl Zeiss. This optics technology is at the heart of the current scanner, the world's first portable, handheld device for the non-invasive transdermal analysis of biomarkers—including antioxidant levels. The Biozoom scanner's accuracy has been validated by one of Europe largest teaching hospitals, where it is in regular clinical use.

Opsolution's work toward further reducing the size of the optical scanner to nanoscopic scale has led to significant research and development grant interest from the German government.

About Biozoom

Biozoom is an innovative technology development company, specializing in the commercialization of our advances in mobile spectroscopy.  Our intellectual property portfolio and ongoing research are positioned to apply Biozoom's technology breakthroughs to a wide range of markets. Our first consumer product, the Biozoom scanner, gives people the feedback they need to manage their health, wellness and fitness on demand.  Tested in leading health institutions, our scanner is the first of its kind—a handheld, transdermal device for measuring biomarkers, including antioxidant levels, at the click of a button. Scan results— and customized wellness coaching based on those biomarkers— are sent instantly to a smartphone or online account.  The scanner will enable leaders in the health and wellness industry to create new levels of customer loyalty and revenues as a result. For more information, visit www.biozoom.net.

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